                                                                       Exhibit 1

                             JOINT FILING AGREEMENT

         Firebird Management LLC, FGS Advisors, LLC and Firebird Avrora Advisors
LLC in compliance with Rule 13d-1(k) of the Securities and Exchange Commission,
hereby agree that the statement on Schedule 13D to which this Agreement is attached as an exhibit is, and any amendments thereto filed by any of us will be, filed on behalf of each such company, that each such company is responsible for the timely filing of the Schedule 13D and any amendments thereto and for the completeness and accuracy of the information concerning such company contained therein.

Dated:  August 8, 2005

                                           FIREBIRD MANAGEMENT LLC

                                           By:    /s/ Harvey Sawikin
                                                  ----------------------------
                                           Name:  Harvey Sawikin
                                           Title: Principal

                                           FGS ADVISORS, LLC

                                           By:    /s/ James Passin
                                                  ----------------------------
                                           Name:  James Passin
                                           Title: Principal

                                           FIREBIRD AVRORA ADVISORS LLC

                                           By:    /s/ Harvey Sawikin
                                                  ----------------------------
                                           Name:  Harvey Sawikin
                                           Title: Principal